Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Costco Wholesale Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 033-50799, 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, and 333-165550) on Form S-8 and the registration statement (No. 333-140651) on Form S-3 of Costco Wholesale Corporation of our reports dated October 15, 2010, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of August 29, 2010 and August 30, 2009, and the related consolidated statements of income, equity and comprehensive income, and cash flows for each of the 52-week periods ended August 29, 2010, August 30, 2009 and August 31, 2008, and the effectiveness of internal control over financial reporting as of August 29, 2010, which reports appear in the August 29, 2010 annual report on Form 10-K of Costco Wholesale Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB 51 (included in FASB Topic 810, Consolidation), effective August 31, 2009.

/s/    KPMG LLP

Seattle, Washington

October 15, 2010